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                                                                      EXHIBIT 21





(i)       Cotton Valley Energy Corporation, a Nevada corporation.
(ii)      Cotton Valley Operating Company, a Texas corporation.
(iii)     Cotton Valley Energy, an Oklahoma corporation.
(iv)      Aspen Energy Corporation, a Nevada corporation.
(v)       Mustang Well Servicing Company, a Nevada corporation.
(vi)      Mustang Oilfield Equipment Company, a Nevada corporation.
(vii)     Mustang Horizontal Services, Inc., a Nevada corporation.